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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
UnitedGlobalCom, Inc.:

        We consent to use of our report dated March 11, 2005, except as to Note 27, which is as of April 27, 2005, with respect to the consolidated balance sheets of UnitedGlobalCom, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated by reference in this registration statement on Form S-3 of UnitedGlobalCom, Inc. and to the reference to our firm under the heading "Experts" in this registration statement.

        Our audit report refers to a restatement of the consolidated financial statements of UnitedGlobalCom, Inc. and subsidiaries as of and for the year ended December 31, 2004.

        Our report dated April 27, 2005, on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, expresses our opinion that UnitedGlobalCom, Inc. and subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states UnitedGlobalCom, Inc. and subsidiaries' control to review all financial instruments for potentially significant technical and complex accounting issues did not operate effectively in identifying the proper accounting for the euro-denominated UGC Convertible Notes issued in April 2004. The design of the control requires a knowledgeable accountant to review authoritative accounting guidance on the subject and obtain approval from the appropriate level of management on the accounting conclusions reached. This material weakness resulted in restatements of UnitedGlobalCom, Inc. and subsidiaries' previously issued interim consolidated financial information as of and for the periods ended June 30, 2004, September 30, 2004, and December 31, 2004, as well as the consolidated financial statements as of and for the year ended December 31, 2004.

        That audit report also contains an explanatory paragraph that states UnitedGlobalCom, Inc. and subsidiaries acquired Suez Lyonnaise Telecom SA (Noos), Princes Holdings Limited (PHL), and Belgium Cable Holdings (BCH) during 2004, and management excluded from its assessment of the effectiveness of UnitedGlobalCom, Inc. and subsidiaries' internal control over financial reporting as of December 31, 2004, Noos, PHL, and GCH's internal control over financial reporting associated with total combined assets of $1,343,749,000 and total combined revenues of $232,883,000 that are included in the consolidated financial statements of UnitedGlobalCom, Inc. and subsidiaries as of and for the year ended December 31, 2004. KPMG LLP's audit of internal control over financial reporting of UnitedGlobalCom, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of Noos, PHL, and BCH.

                      KPMG LLP

Denver, Colorado
July 8, 2005

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Consent of Independent Registered Public Accounting Firm